EXHIBIT 99.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Agreement”) is made and entered into as of July 6, 2007 by and among Anpath Group, Inc., a Delaware corporation formerly known as “Telecomm Sales Network, Inc.” (the “Company”), MV Nanotech Corp., a Texas corporation (“MVN”), The Ferguson Living Trust UTD 8/13/74 (the “Trust”) and Daniel Ferguson in his capacity as Shareholder Agent (as defined in the Escrow Agreement referenced below) (the “Shareholder Agent”) (each of the foregoing a “Party” and collectively the “Parties”).

RECITALS

A.

Reference is made to that certain Agreement and Plan of Merger made and entered into as of November 11, 2005, by and among the Company, TSN Acquisition Corporation, a Nevada corporation and indirect wholly-owned subsidiary of the Company (“Merger Sub”), and Envirosystems, Inc., a Nevada corporation (“Envirosystems”) (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Envirosystems (the “Merger”), with Envirosystems as a surviving corporation in accordance with the terms of the Merger Agreement.

B.

Reference is also made to that certain Escrow/Lock-Up Agreement (the “Escrow Agreement”), also made and entered into as of November 11, 2005 by and between the Company, the Shareholder Agent, and Jerold K. Levien as Escrow Agent (the “Escrow Agent”).

C.

Capitalized terms used herein without definition shall have the same meanings ascribed to them in the Escrow Agreement.

D.

Pursuant to the Escrow Agreement, the Escrow Shares are held by the Escrow Agent for the purpose of satisfying any claims made by the Company or MVN against the Shareholders and Escrow Shares under the Merger Agreement and are thereafter deliverable to the Shareholders in accordance with their respective beneficial ownership interests therein, all as more fully set forth in the Merger Agreement and Escrow Agreement.

E.

Pursuant to a Claim Notice dated November 28, 2006 and a Supplement to the Claim Notice dated April 9, 2007 delivered by the Company to the Shareholder Agent (collectively the “Claim Notice”), the Company made a claim on all of the Escrow Shares held by the Escrow Agent under the Escrow Agreement in satisfaction of claims made by the Company against the Shareholders and Escrow Shares under the Merger Agreement.  The Shareholder Agent has challenged the sufficiency of the Claim Notice and disputed all claims in its response letters dated December 5, 2006 and May 3, 2007.

F.

By this Agreement, the Company, MVN, the Trust and the Shareholder Agent now desire to fully and finally resolve any and all claims that the Company or MVN may have against the Shareholders or Escrow Shares pursuant to the Merger Agreement as set forth in the Claim Notice or otherwise.

AGREEMENT

1.

Tender of Escrow Shares and Issuance of Warrant.  The Trust will tender to the Company for cancellation 2,500,000 of the Escrow Shares as the same are receivable by the Trust from the Escrow Agent.  The Trust will direct such Escrow Shares be delivered by the Escrow Agent directly to the Company for cancellation.  Upon cancellation of such Escrow Shares, the Company will issue the Trust a warrant to purchase 2,500,000 shares of the Company’s Common Stock with an exercise price, payable to the Company equal to $2.70 per share.  Such warrant shall be in the form of attached Exhibit A.

2.

Lock-Up Agreement.  In exchange for the issuance of the Warrant by the Company to the Trust, the Trust will enter into a lock-up agreement in the form attached as Exhibit B.

3.

Withdrawal of Claim Notice.  In consideration of the Trust’s obligations pursuant to Section 1 and 2 above, the Company will withdraw the Claim Notice and the Company and MVN will make no further claim against the Shareholder Agent, the Shareholders or any of the other Escrow Shares under and pursuant to the Merger Agreement or the Escrow Agreement.  Immediately following the execution and delivery of this Agreement, the Company and the Shareholder Agent shall instruct the Escrow Agent to immediately release and deliver to the beneficial holders thereof certificates representing all of the other Escrow Shares held pursuant to the Escrow Agreement (other than shares required to be held by the Escrow Agent for issuance upon exercise of any options or warrants to purchase such Escrow Shares which shall be otherwise released to the appropriate party and at the time specified in the Merger Agreement and Escrow Agreement) together with a cover letter indicating that such Escrow Shares are in the process of being registered under the Securities Act of 1933 pursuant to a SB-2 registration statement.  The Company will further endeavor to keep such Shareholders advised of the status and effectiveness of such registration statement.

4.

Indemnification of Shareholder Agent.  The Company agrees to indemnify and hold the Shareholder Agent harmless from any and all claims, liabilities, obligations, costs or expenses (including attorneys’ fees) arising by virtue of any claim made by a Shareholder against the Shareholder Agent, in connection with such Shareholder Agent’s acting on behalf of such Shareholder under and pursuant to the Merger Agreement or Escrow Agreement.

5.

Release of Claims by the Company and MVN.  The Company and MVN, on behalf of themselves and their predecessors, successors, assigns, agents, employees, representatives, managers, partners, members, affiliates, parent companies, subsidiaries, shareholders, officers, directors, and attorneys, hereby releases and forever discharges the Shareholder Agent and the Shareholders and their respective  predecessors, successors, assigns, agents, employees, representatives, managers, partners, members, and affiliates, of and from any and all claims, controversies, damages, causes of action, liabilities, obligations, costs, losses or demands of any nature whatsoever, whether known, unknown, suspected or unsuspected arising out of or connected with the Merger Agreement or the Escrow Agreement (including any claim on the Escrow Shares not tendered pursuant to Section 1) other than the obligations set forth in this Agreement or any Lock-Up Agreement entered into with certain Shareholders concurrently herewith.

6.

Third Party Beneficiaries.  The Parties agree that each of the Shareholders shall be deemed to be an expressed third party beneficiary of this Agreement and the release is granted by the Company and MVN in favor of such Shareholders.

7.

Waiver of Unknown Claims.  As to all matters being released by the Company and MVN pursuant to the terms hereof, the Company and MVN hereby waive any and all rights which they may have under the provisions of California Civil Code § 1542 or under any comparable federal or state statute or rule of law.  California Civil Code § 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

8.

No Acknowledgment of Liability.  The Parties to this Agreement understand and agree that all claims made by the Parties in connection with the matters which are the subject of this Agreement are disputed and each Party hereto agrees that this Agreement shall not be treated or characterized as an admission of liability or responsibility.

9.

Covenant Against Future Actions.  The Parties hereto covenant and agree never to commence or prosecute any action or other proceeding based on any of the matters that have been released pursuant to the terms of this Agreement.

10.

Reliance on Own Judgment.  The Parties to this Agreement understand and accept the risk that facts with respect to which this Agreement is executed may later be found to be other than true or that such facts may be different from the facts now believed to be true and each party hereto is relying on its own judgment in entering into this Agreement.  This Agreement shall be and shall remain effective despite any such untruth or difference, except as to any representation expressly made in this Agreement.

11.

Authority to Execute.  The Parties to this Agreement represent and warrant that they have the sole right and exclusive authority to execute and enter into this Agreement and receive the consideration therefor, and that no party has sold, assigned, transferred, conveyed or purported to sell, assign, transfer or convey, or otherwise dispose of, any claim or demand relating to any matter covered by this Agreement.

12.

Binding Effect.  The Parties to this Agreement expressly covenant and agree that this Agreement shall inure to the benefit of, and be binding upon, their respective successors and assigns.

13.

Expenses.  The Company shall reimburse the Shareholder Agent for all fees and expenses incurred in connection with the performance of the Shareholder Agent’s duties under the Escrow Agreement (including the Shareholder Agent’s cooperation with the Company in connection with the Company’s proxy solicitation) in aggregate amount not to exceed $50,000.  Except as set forth herein, the Parties to this Agreement shall each bear their own costs, fees and expenses incurred in connection with the negotiation and preparation of this Agreement.

14.

Partial Invalidity.  In the event that any provision of this Agreement shall in any respect be declared invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other term or condition of this Agreement, and this Agreement shall be interpreted as though such invalid, illegal and unenforceable term or condition was not a part hereof.

15.

Understanding of Agreement.  The Parties hereto each affirm and acknowledge that they have read this Agreement and have had the opportunity to have it fully explained by counsel of choice, that they fully understand and appreciate the words and terms used in this Agreement, as well as the effect of those words and terms, and further understand that this is a final compromise, release, and settlement of the matters released herein.  Each party, or its attorney has carefully and fully reviewed this Agreement and has revised, or has had the opportunity to revise, this Agreement.  Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be utilized in the interpretation of this Agreement.

16.

Entire Agreement.  This Agreement and its Exhibits constitutes the entire agreement between the Parties with reference to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, and discussions whether oral or written, of the Parties.  There are no representations, warranties, covenants, or undertakings, other than those expressly set forth in this Agreement.

17.

Counterparts and Executed Duplicate.  This Agreement may be executed in counterpart and an executed duplicate of this Agreement shall be deemed an original.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the dates written below.

Anpath Group, Inc.,

a Delaware corporation

By:___________________________________________

Its:___________________________________________

MV Nanotech Corp.,

a Texas corporation

By:___________________________________________

Its:___________________________________________

The Ferguson Living Trust UTD 8/13/74

By:___________________________________________

                                     , Trustee

Shareholder Agent:

______________________________________________

Daniel Ferguson, as Shareholder Agent

EXHIBIT A

Warrant

EXHIBIT B

Lock-Up Agreement